EXHIBIT 10.80

AMENDMENT

TO THE $110,000 PROMISORRY NOTE DATED February 3, 2017

This Amendment (this “Agreement”) is entered into as of December 29, 2017 (the “Effective Date”), by and between Cool Technologies, Inc., a Nevada corporation (the “Company”) and Lucas Hoppel (the “Holder”) collectively, the Company and Holder shall be referred to as the “Parties” and each a “Party.”

RECITALS:

WHEREAS, on February 3, 2017 (the “Issuance Date”), the Company and the Black Mountain Equities, Inc. entered into a Convertible Note (the “Note”) pursuant to which the Company promised to pay $110,000 (the “Original Principal Amount”).

WHEREAS, Lucas Hoppel purchased the Note from Black Mountain Equities, Inc. on November 1, 2017

WHEREAS, The Note has a current outstanding balance of $141,625, consisting of $110,000.00 of principal, $3,300 of accrued and unpaid interest and $28,325 of Default charges;

WHEREAS, the parties hereto desire to enter into this Amendment to the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1)	The Maturity Date of the Note is hereby extended to February 16, 2018 (“Extended Maturity Date”).

2)	This Note balance is hereby convertible at any time into shares of the Company's Common Stock at $0.04 per share.

ALL OTHER TERMS AND CONDITIONS OF THE $110,500 NOTE REMAIN IN FULL FORCE AND EFFECT.

[Signature Page to Follow]

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Please indicate acceptance and approval of this amendment dated December 29, 2017 by signing below:

/s/Tim Hassett	/s/ Lucas Hoppel
Timothy Hassett	Lucas Hoppel
Cool Technologies, Inc. Chief Executive Officer

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